WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.



                                  EXHIBIT 27.(i)


                                ASYST CORPORATION

                Financial Statements and Independent Auditors' Report

                                July 31, 1997


                              ASYST CORPORATION

                              TABLE OF CONTENTS



                                                                       Page

Independent Auditors' Report                                           1

Balance Sheet -- July 31, 1997                                         2

Statement of Operations for the Year Ended July 31, 1997               3

Statement of Stockholders' Equity for the Year Ended July 31, 1997     4

Statement of Cash Flows for the Year Ended July 31, 1997               5

Notes to Financial Statements                                          6 -- 8

                              Mantyla McReynolds
                          A Professional Corporation
                             5872 South 900 East
                                 Suite 250
                            Salt Lake City, UT 84121


INDEPENDENT AUDITORS' REPORT


The Board of Directors and Shareholders
ASYST CORPORATION

We have audited the accompanying balance sheet of Asyst Corporation as of July
31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the year ended July 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Asyst Corporation as of July
31, 1997, and the results of its operations and its cash flows for the year ended July 31, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Asyst
Corporation will continue as a going concern. As discussed in note 8 to the financial statements, the Company has a net working capital deficit, a capital deficit, and has reported no revenues from operations which raise substantial doubt about the ability to continue as a going concern. Management's plans in regard to these matters are also described in note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





                                   Mantyla, McReynolds and Associates


Salt Lake City, Utah
September 12, 1997

                             ASYST CORPORATION
                               Balance Sheet
                               July 31, 1997

ASSETS


Current Assets

    Cash - note 1                               $3,466

          Total Current Assets                   3,466

Property and Equipment

     Equipment - note 4                          20,697
     Less: Accumulated Depreciation              (9,709)
     Net Property and Equipment                  10,988

               TOTAL ASSETS                     $14,454



LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

     Trade Payables                              2,587
     Payable to Shareholders - note 3          $37,000

           Total Current Liabilities            39,587

Stockholders' Equity

    Capital Stock -- 50,000,000
     shares authorized having a
     par value of $.001 per share;
     50,000,000 shares issued and
     outstanding                                50,000
    Additional Paid-in Capital                 240,822
    Accumulated Deficit                       (315,955)

           Total Stockholders' Equity          (25,133)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY       $14,454


See accompanying notes to financial statements.

                           ASYST CORPORATION
                        Statement of Operations
                   For the Year Ended July 31, 1997


Revenues                                                            $-0-

Operating Expenses                                               141,268

Operating Loss                                                  (141,268)

Other Income

    Interest Income                                                1,520

     Net Loss Before Income Taxes                               (139,748)

Current Year Provision for Income
Taxes                                                                -0-

Net Loss                                                      $ (139,748)

Net Loss per Share                                                 $(.01)

Weighted Average Shares Outstanding                           50,000,000



See accompanying notes to financial statements.

                                ASYST CORPORATION
                       Statement of Stockholders' Equity
                        For the Year Ended July 31, 1997






                                           Additional             Net
                       Common     Common   Paid In    Accumulated Stockholders
                       Shares     Stock    Capital    Deficit     Equity

Balance, July 31, 1996 50,000,000 $ 50,000 $240,822   $(176,206)  $114,616

Net Loss for the year
ended  July 31, 1997                                   (139,749)  (139,749)

Balance, July 31, 1997 50,000,000 $ 50,000 $240,822   $(315,955) $ (25,133)


See accompanying notes to financial statements.

                               ASYST CORPORATION
                            Statement of Cash Flows
                        For the Year Ended July 31, 1997



Cash Flows Provided by/(Used for)
Operating Activities

Net Loss                                                        $ (139,749)

Adjustments to reconcile net income
 to net cash provided by  operating activities:

    Depreciation                                                     6,228
    Increase in trade payables                                       2,587
    Increase in payable to shareholders                             25,000
               Net Cash Used for Operating Activities             (105,934)

Cash Flows Provided by/(Used for) Investing Activities

  Purchases of equipment                                            (3,292)

          Net Cash Used for Investing Activities                    (3,292)

Cash Flows Provided by/(Used for) Financing Activities
  Payments on note for acquisition of equipment                     (1,658)

         Net Cash Used for Financing Activities                     (1,658)

                 Net Decrease in Cash                             (110,884)

Beginning Cash Balance                                             114,350

Ending Cash Balance                                                 $3,466

Supplemental Disclosure of Cash Flow Information
  Cash paid during the year for interest                            $-0-
  Cash paid during the year for income taxes                        $5

See accompanying notes to financial statements.

                             ASYST CORPORATION
                      Notes to Financial Statements
                               July 31, 1997


NOTE 1 ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of the Company conform with generally accepted accounting principles. The following information summarizes the organization and significant accounting policies of the Company.

Organization

Asyst Corporation [formerly known as Ad Systems, Inc.] incorporated under the laws of the State of Utah on August 27, 1984. Effective March 31, 1995, Asyst
Corporation sold all of the Company's assets [net of related liabilities], including the right to use the name Ad Systems, Inc., to a Colorado-based company. Ad Systems, Inc. filed Articles of Amendment with the Utah Division of Corporations and Commercial Code officially changing its name to Asyst
Corporation on July 6, 1995.

Property and Equipment

Property and equipment are carried at cost and depreciated using accelerated methods for book and tax purposes, over the useful lives of the related assets. Company policy limits the capitalization of acquired property and equipment to items which cost $1,000 or more. Items with a cost of less than $1,000, and costs of repairs and maintenance, are charged to income as incurred.

Income Taxes

Effective July 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109 [the Statement], Accounting for Income
Taxes, which is effective for fiscal years beginning after December 15, 1992.
The Statement requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting bases and tax bases of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. Asyst Corporation has no temporary differences as of July 31, 1997, and, accordingly, reports no deferred tax asset or liability as of July 31, 1997.


NOTE 1 ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
[continued]

Net Loss Per Common Share

Net loss per common share is based on the weighted-average number of shares outstanding [50,000,000 shares].

Statement of Cash Flows

For purposes of the statement of cash flows, the Company considers cash on deposit in the bank to be cash. The Company reports a cash balance of $3,466 at July 31, 1997.

NOTE 2 RELATED-PARTY TRANSACTIONS

The Company rented office space on a month-to-month basis from an individual who is a director, officer, and stockholder of the Company. Rent expense for the 1996-97 fiscal year totaled $16,500.

NOTE 3 PAYABLE TO SHAREHOLDERS

Two officers and shareholders of the Company have provided consulting services to the Company and have provided office space for use by the Company [see note
2 above]. The amount due and owing to the shareholders at July 31, 1997 totaled $37,000.

NOTE 4 PROPERTY AND EQUIPMENT

Property and equipment are summarized by major classification as follows:



                         Acquisition       Accumulated       Net Book
                         Cost              Depreciation      Value

Equipment                $20,697           $9,709                $10,988

Total                    $20,697           $9,709                $10,988


Depreciation expense totaled $6,228 for the Year ended July 31, 1997.

NOTE 7 RESEARCH & DEVELOPMENT

After the sale of the Company's assets described in note 1, the Company used a portion of the proceeds to begin development of a spread-spectrum digital radio line of product. Research and development costs for the year totaled
$80,138, including $55,196 for labor and $24,942 for materials.

NOTE 8 GOING CONCERN

The Company has a net working capital deficit of $36,121, a total capital deficit of $25,133, and has reported no revenues from operations for the year ended July 31, 1997. The Company's ability to achieve a level of profitable operations may impact the Company's ability to continue as a going concern as it is presently organized and operated. Resolution of this issue is dependent on the realization of management's plans. [see note 9]

NOTE 9 SUBSEQUENT EVENTS -- LETTER OF INTENT

On April 28, 1997, the Company signed a letter of intent for the exchange of all of the common stock of Asyst Corporation for approximately 30,000 shares of World Wireless Communications, Inc. [WWC] common stock and certain other considerations as outlined in the letter.  The exact number of shares of WWC common stock will be based on the fair market value of the shares at the time
of exchange in an amount equal to at least $300,000.   The formal agreement
for the acquisition and merger had not been completed as of the date of the audit report.  The final terms and conditions will be subject to the satisfactory due diligence of both parties and the approval of their respective boards of directors and shareholders.

